SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

January 15, 2004 (January 15, 2004)

Mission Resources Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-09498	76-0437769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Lamar

Suite 1455

Houston, Texas 77010-3039

(Address and Zip Code of Principal Executive Offices)

(713) 495-3000

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required Regulation FD Disclosure.

On January 15, 2004, the Company issued a press release announcing that the Company had entered into a definitive agreement to acquire an approximately 80% operated working interest in the Jalmat Field in Lea County, New Mexico for $26.7 million cash, before customary adjustments. As a result of this transaction, the Company expects to book net proved reserves of approximately 25 billion cubic feet of gas equivalent. The Jalmat Field is located in the Permian Basin, a region known for its long life fields and one of the Company’s core areas.

The text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)    Financial Statements of business acquired.

None.

(b)    Pro Forma Financial Information.

None.

(c)    Exhibits.

99.1 Press Release

Item 12. Results of Operations and Financial Condition.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION RESOURCES CORPORATION

Date: January 15, 2004	By:	/s/ Richard W. Piacenti

	Name:	Richard W. Piacenti
	Title:	Executive Vice President and Chief Financial Officer